EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2018 Third Quarter Results
And Increases Financial Outlook For The Full Fiscal Year

ORLANDO, Fla., March 22, 2018 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the third quarter ended February 25, 2018.

Third Quarter 2018 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 13.3% to $2.13 billion, including 11.3% growth from the addition of 154 Cheddar's Scratch Kitchen restaurants and 34 other net new restaurants

•	Blended same-restaurant sales from Darden's legacy brands increased 2.0%

+2.2% for Olive Garden	+2.8% for The Capital Grille	+1.9% for Yard House
+2.0% for LongHorn Steakhouse	+2.7% for Eddie V’s	-0.2% for Seasons 52
+0.2% for Bahama Breeze

•	Same-restaurant sales for Cheddar's Scratch Kitchen were -2.2%

•	Reported diluted net earnings per share from continuing operations increased 31.8% to $1.74

•	Adjusted diluted net earnings per share from continuing operations increased 29.5% to $1.71*

•	Issued $300 million of 30-year debt at 4.55%, which replaced $311 million of higher-interest (6.8% and 6.0%) long-dated bonds tendered in the quarter

•	The Company repurchased approximately $19 million of its outstanding common stock
* See "Non-GAAP Information" below for more details

“Our solid performance this quarter is a result of our focus on executing our back-to-basics operating philosophy to deliver memorable guest experiences," said CEO Gene Lee. “Our strategy continues to work, creating an environment that allowed us to invest in our people and our business, strengthen our balance sheet and return nearly $100 million to shareholders during the quarter.”

Adjustments to Earnings Per Share*
Reported diluted net earnings per share from continuing operations for the third quarter were $0.03 higher than adjusted diluted net earnings per share from continuing operations due to the following performance adjustments:

•	($0.54) for debt retirement costs;

•	+$0.61 related to the net benefit of deferred tax revaluation; and

•	($0.04) for Cheddar's integration costs
* See "Non-GAAP Information" below for more details

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Q3 Sales			Q3 Segment Profit
($ in millions)	2018	2017	% Change	2018	2017	% Change
Consolidated Darden	$2,128.4	$1,878.7	13.3%
Olive Garden	$1,073.2	$1,035.1	3.7%	$226.7	$217.7	4.1%
LongHorn Steakhouse	$452.8	$434.3	4.3%	$89.9	$85.0	5.8%
Fine Dining	$164.4	$153.7	7.0%	$40.3	$36.4	10.7%
Other Business	$438.0	$255.6	71.4%	$65.5	$44.8	46.2%

	YTD Sales			YTD Segment Profit
($ in millions)	2018	2017	% Change	2018	2017	% Change
Consolidated Darden	$5,946.0	$5,235.6	13.6%
Olive Garden	$3,014.6	$2,911.3	3.5%	$593.4	$557.5	6.4%
LongHorn Steakhouse	$1,245.0	$1,185.6	5.0%	$214.0	$197.5	8.4%
Fine Dining	$427.1	$396.6	7.7%	$86.6	$76.7	12.9%
Other Business	$1,259.3	$742.1	69.7%	$182.8	$124.1	47.3%

U.S. Same-Restaurant Sales Results

	Q3		YTD
	Olive Garden	LongHorn Steakhouse	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	2.2%	2.0%	2.4%	2.8%
Same-Restaurant Traffic	0.1%	(0.1)%	0.3%	0.3%
Pricing	1.7%	0.7%	1.6%	1.0%
Menu-mix	0.4%	1.4%	0.5%	1.5%
Note: The Company estimates that more severe winter weather negatively impacted same-restaurant sales by -70 basis points in the third quarter of fiscal 2018 compared to the same fiscal quarter last year.

Dividend Declared
Darden's Board of Directors declared a regular quarterly cash dividend of $0.63 per share on the Company's outstanding common stock. The dividend is payable on May 1, 2018 to shareholders of record at the close of business on April 10, 2018.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.2 million shares of its common stock for a total cost of approximately $19 million. As of the end of the fiscal third quarter, the Company had approximately $262 million remaining under the current $500 million repurchase authorization.

Updated Fiscal 2018 Financial Outlook
The Company increased its financial outlook for Fiscal 2018 based on year-to-date results and its expected performance in the fourth quarter.

	Current (03/22/18)	Prior (01/08/18)
Same-restaurant sales growth	Approx. 2%	Approx. 2%
New restaurant openings	Approx. 40	Approx. 40
Total sales growth	Approx. 13%	Approx. 13%
Effective tax rate	16.0% to 16.5%	Approx. 18%
Adjusted diluted net earnings per share from continuing operations*	$4.75 to $4.80	$4.70 to $4.78
Diluted average common shares outstanding for the year	Approx. 126M	Approx. 126M
* See "Non-GAAP Information" below for more details

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, March 22 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/24792 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-857-9760 and enter passcode 1227145. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ more than 175,000 team members in over 1,700 restaurants. Together, we create memorable experiences for 380 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to successfully integrate Cheddar's Scratch Kitchen operations into our business, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q3 Reported to Adjusted Earnings Reconciliation
	Q3 2018				Q3 2017
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$116.0	$(102.5)	$218.5	$1.74	$220.2	$53.9	$166.3	$1.32
% Change vs Prior Year				31.8%
Adjustments:
Debt retirement costs	102.2	33.6	68.6	0.54	—	—	—	—
Net benefit of deferred tax revaluation	—	77.3	(77.3)	(0.61)	—	—	—	—
Cheddar's integration expenses	6.7	1.4	5.3	0.04	—	—	—	—
Adjusted Earnings from Continuing Operations	$224.9	$9.8	$215.1	$1.71	$220.2	$53.9	$166.3	$1.32
% Change vs Prior Year				29.5%

Reconciliation of Fiscal 2018 Reported to Adjusted Earnings Outlook
	Current (03/22/18)			Prior (01/08/18)
Reported diluted net earnings per share from continuing operations	$4.73	to	$4.78	$5.17	to	$5.27
Cheddar's integration expense	0.14		0.14	0.13		0.10
Debt retirement costs	0.81		0.81
Income tax expense from Cheddar's integration and Interest expense	(0.32)		(0.32)	(0.04)		(0.03)
Net benefit of deferred tax revaluation	(0.61)		(0.61)	(0.56)		(0.56)
Adjusted diluted net earnings per share from continuing operations	$4.75	to	$4.80	$4.70	to	$4.78

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/25/18	2/26/17
Olive Garden[1]	853	843
LongHorn Steakhouse	499	488
Cheddar's Scratch Kitchen	154	—
Yard House	71	65
The Capital Grille	57	56
Bahama Breeze	39	36
Seasons 52	41	40
Eddie V's	19	17
Darden Continuing Operations	1,733	1,545
[1]Includes six locations in Canada for all periods presented.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/25/2018	2/26/2017	2/25/2018	2/26/2017
Sales	$2,128.4	$1,878.7	$5,946.0	$5,235.6
Costs and expenses:
Food and beverage	603.3	541.5	1,701.4	1,512.8
Restaurant labor	683.0	578.3	1,929.6	1,662.2
Restaurant expenses	360.8	320.4	1,055.2	929.4
Marketing expenses	58.9	54.6	183.0	175.4
General and administrative expenses	110.1	87.2	307.0	254.4
Depreciation and amortization	79.2	67.9	234.1	202.5
Impairments and disposal of assets, net	(0.3)	(0.7)	(1.1)	(8.4)
Total operating costs and expenses	$1,895.0	$1,649.2	$5,409.2	$4,728.3
Operating income	233.4	229.5	536.8	507.3
Interest, net	117.4	9.3	147.9	28.7
Earnings before income taxes	116.0	220.2	388.9	478.6
Income tax (benefit) expense	(102.5)	53.9	(39.5)	121.5
Earnings from continuing operations	$218.5	$166.3	$428.4	$357.1
Losses from discontinued operations, net of tax benefit of $(0.5), $(0.9), $(4.0) and $(2.2), respectively	(0.7)	(0.7)	(6.9)	(1.8)
Net earnings	$217.8	$165.6	$421.5	$355.3

Basic net earnings per share:
Earnings from continuing operations	$1.77	$1.34	$3.45	$2.88
Losses from discontinued operations	(0.01)	(0.01)	(0.06)	(0.02)
Net earnings	$1.76	$1.33	$3.39	$2.86
Diluted net earnings per share:
Earnings from continuing operations	$1.74	$1.32	$3.40	$2.84
Losses from discontinued operations	(0.01)	—	(0.06)	(0.02)
Net earnings	$1.73	$1.32	$3.34	$2.82
Average number of common shares outstanding:
Basic	123.6	124.1	124.2	124.1
Diluted	125.7	125.9	126.1	125.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/25/2018	5/28/2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$146.8	$233.1
Receivables, net	50.6	75.9
Inventories	208.0	178.9
Prepaid income taxes	62.7	6.2
Prepaid expenses and other current assets	90.4	80.6
Assets held for sale	11.1	13.2
Total current assets	$569.6	$587.9
Land, buildings and equipment, net	2,404.8	2,272.3
Goodwill	1,182.0	1,201.7
Trademarks	950.2	950.2
Other assets	348.1	280.2
Total assets	$5,454.7	$5,292.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$291.5	$249.5
Short-term debt	50.6	—
Accrued payroll	157.3	149.1
Accrued income taxes	—	1.9
Other accrued taxes	53.1	54.2
Unearned revenues	456.6	388.6
Other current liabilities	458.4	445.9
Total current liabilities	$1,467.5	$1,289.2
Long-term debt	926.4	936.6
Deferred income taxes	106.4	145.6
Deferred rent	310.6	282.8
Other liabilities	518.9	536.4
Total liabilities	$3,329.8	$3,190.6
Stockholders’ equity:
Common stock and surplus	$1,628.4	$1,614.6
Retained earnings	586.4	560.1
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(80.4)	(62.9)
Unearned compensation	(1.7)	(2.3)
Total stockholders’ equity	$2,124.9	$2,101.7
Total liabilities and stockholders’ equity	$5,454.7	$5,292.3

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/25/2018	2/26/2017
Cash flows—operating activities
Net earnings	$421.5	$355.3
Losses from discontinued operations, net of tax	6.9	1.8
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	234.1	202.5
Stock-based compensation expense	32.2	27.3
Loss on extinguishment of debt	102.2	—
Change in current assets and liabilities and other, net	(45.9)	114.4
Net cash provided by operating activities of continuing operations	$751.0	$701.3
Cash flows—investing activities
Purchases of land, buildings and equipment	(294.9)	(214.0)
Proceeds from disposal of land, buildings and equipment	3.3	8.2
Cash used in business acquisitions, net of cash acquired	(40.4)	—
Purchases of capitalized software and changes in other assets, net	(10.3)	(14.5)
Net cash used in investing activities of continuing operations	$(342.3)	$(220.3)
Cash flows—financing activities
Proceeds from issuance of common stock	35.5	62.5
Income tax benefits credited to equity	—	12.1
Dividends paid	(234.9)	(208.9)
Repurchases of common stock	(207.6)	(214.9)
Proceeds from issuance of short-term debt, net	50.6	—
Repayment of long-term debt	(408.2)	—
Proceeds from issuance of long-term debt	300.0	—
Principal payments on capital and financing leases	(3.9)	(3.0)
Other, net	(11.5)	0.8
Net cash used in financing activities of continuing operations	$(480.0)	$(351.4)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(15.2)	(13.8)
Net cash provided by investing activities of discontinued operations	0.2	0.8
Net cash used in discontinued operations	$(15.0)	$(13.0)

Increase (decrease) in cash and cash equivalents	(86.3)	116.6
Cash and cash equivalents - beginning of period	233.1	274.8
Cash and cash equivalents - end of period	$146.8	$391.4